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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

        As independent auditors, we hereby consent to the use in this Registration Statement on Form 20-F, dated September 18, 1998, for Tele Norte Leste Participacoes S.A. of our report dated July 17, 1998 relating to the consolidated financial statements of Tele Norte Leste Participacoes S.A. for the years ended December 31, 1995, 1996 and 1997 and as of December 31, 1996 and 1997.



/s/ KPMG Peat Marwick


Sao Paulo, Brazil
September 18, 1998